CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406. * INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST THAT IS FILED SEPARATELY WITH THE COMMISSION.


                                                                   EXHIBIT 10.20


                   DEVELOPMENT AND MANUFACTURING AGREEMENT FOR
                                   RGB-LASERS


This Development and Manufacturing Agreement (The "Agreement") is dated July 1st, 1996 and is by and between the following Parties:


LASER POWER CORPORATION
1277 High Bluff Drive
San Diego, California
USA
                                            - hereinafter referred to as "LPC" -

and

LDT GmbH & Co.
LASER-DISPLAY-TECHNOLOGIE KG
Carl-Zeiss-Stra(beta)e 2 (Haus 4)
07552 Gera
GERMANY
                                            - hereinafter referred to as "LDT" -


SECTION 1: INTRODUCTION

1.1 LPC is very experienced in the field of the development and manufacturing of red, green and blue (RGB) solid-state microlasers. LDT is a company established for the development and marketing of scanning single beam direct write laser display systems and the technology associated with such systems.

1.2 During the past year the parties conducted discussions concerning the development of RGB microlasers for the LDT display systems described in Section
1.1 and further in Section 2.4. The parties executed a Non Disclosure Agreement on February 22, 1996 and a memorandum of Understanding (MOU) on May 22, 1996 on the basis of LPC's development offer dated March 28, 1996, supplemented on April 12, 1996.

1.3 By signing of the above mentioned MOU the parties agreed that the development activities of LPC shall begin after payment of [ *** ]. The payment was received by LPC on June 20, 1996 and work began officially on July 1, 1996.

SECTION 2: DEFINITIONS

2.1 "Development Project" is that development project which is the subject of this Agreement and described in Annexes A and B.

2.2 "LPC Microlaser" means a separate red, green, or blue diode-pumped solid state microlaser based on technology developed by LPC.

2.3 "RGB Solid-State Microlaser" means an assembly of red, green, and blue LPC Microlasers to be used in a Contract Product or License Product as defined in Sections 2.5 and 2.6.

2.4 "LDT Product" means a scanning beam direct write laser display system, such system using RGB lasers based on any laser technology, each red, green, and blue beam from said lasers being modulated by some fashion in order to impress information onto said beams, said beams being combined into one beam which is focused into a light guide, such light guide meant to deliver the modulated, combined beam to a beam scanning head.

2.5 "Contract Product" means an LDT Product according to the specifications listed in Annex A, where the laser technology employed is an RGB Solid-State Microlaser, the modulation technology employed is [ *** ] and the [ *** ].

2.6 License product is a product or one of its components which is derived from the Contract Product and incorporates Project Technology and/or Project Intellectual Property.

2.7 "Other Technology" means the technology in and to the LPC Microlasers and displays employing same, including (without limitation) all designs, drawings, prototypes, software, data, know-how and other proprietary information relating to microlasers and displays that were (1) previously created or developed in connection with other projects conducted by LPC, alone or with others, prior to the beginning of the Development Project, or (2) are or will be created or developed in connection with other projects not funded by LDT during or after the performance period of the Development Project.

2.8 "Other Patents" means patents, patent applications and inventions that were
(1) previously conceived by LPC prior to the beginning of this Development Project or (2) are or will be created in connection with other projects not funded by LDT during or after the performance period of the Development Project.


                       * CONFIDENTIAL TREATMENT REQUESTED

2.9 "Project Technology" means the technology, designs, know-how, soft-ware and firmware developed or created in connection with the Development Project by LPC excluding Other Technology.

2.10 "Project Intellectual Property" shall mean the Intellectual Property such as patents, patent applications, inventions, copyrights, etc. in or to the Project Technology, excluding Other Patents.

2.11 An "Affiliate" of a party shall mean any person, corporation or entity (a) who is directly or indirectly controlled by the party, or (b) who directly or indirectly controls the party, or (c) who is controlled by any person(s), corporation(s) or entity(ies) who also control(s) the party. Control may be direct or indirect with a share interest - direct or indirect - of 50% or more. Each party is responsible for its Affiliates and for ensuring the compliance of its Affiliates with this Agreement.

2.12 "Confidential Information" means all confidential or proprietary information disclosed or made available by the disclosing party to the receiving party, which is designated in writing, or verbally as confidential or proprietary information, or is observed by the receiving party while on the premises of the disclosing party. Notwithstanding the foregoing, Confidential Information shall not include any Information which the receiving party can show
(a) is now or later becomes available in the public domain without breach of this Agreement by the receiving party, (b) was in the possession of the receiving party prior to the disclosure to the receiving party by the disclosing party, (c) was received from a third party without breach of any nondisclosure obligations to the disclosing party or otherwise in violation of the disclosing party's rights, or (d) was developed by the receiving party independently of any Confidential Information received from the disclosing party.

2.13 "LDT Licensees" means third parties who may enter into a license agreement with LDT with respect to the production, sale, lease, use or any other disposal of an LDT Product for professional or commercial purposes including TV systems.

2.14 "LDT Business Field" means business activities which are related to the LDT Product.

2.15 "LPC Business Field" means all LPC activities at the closing date of the Agreement including Proxima business field as defined in the MOU.

2.16 "Annex A" is that certain Annex A attached hereto which sets forth the performance specifications for the Contract Product and the License Product, which may be amended from time to time by mutual written agreement of the parties.

2.17 "Annex B" is that certain Annex B attached hereto which sets forth the work plan and schedule for the Development Project, which may be amended from time to time by mutual written agreement of the parties.

2.18 "Basic Program" and "Option Program" are as defined in Annex A and Annex B.

SECTION 3: SCOPE OF DEVELOPMENT ACTIVITIES

3.1 LPC shall make reasonable efforts to develop the Contract Product with the performance specifications set forth in Annex A, and in accordance with the work plan and time schedule set forth in Annex B.

3.2 LPC shall use reasonable efforts to develop the Contract Product in a manufacturing technology appropriate for production by LPC.

3.3 LPC agrees to provide sufficient and approved engineering resources and development tools necessary for the execution of the Development Program in accordance with the provisions of Annex B.

3.4 Annexes A and B are hereby made a part of the Agreement.

SECTION 4: EXECUTION OF THE AGREEMENT AND COLLABORATION OF LDT

4.1 LDT will furnish to LPC, [***] and in a timely fashion, the documents and information necessary to perform the development activities within the specified time frame as set forth in Annex B. All documents and information are provided to LPC on loan for the purpose of LPC performing its obligation under this Agreement and shall be returned to LDT upon termination of the Agreement.

4.2 During the performance period of the Agreement, LDT also will provide, [***] and in a timely fashion, the required collaborative actions as set forth in Annex B, including (without limitation) the discussion and testing of interim milestone results.

4.3 LPC will transmit to LDT [***] reports concerning the development progress. The report shall set forth any actual or potential delay in completing the Development Program in accordance with the time schedule set forth in Annex B or the discovery of any fact which could adversely impact the development goals.

4.4 The parties shall meet every [***] when LPC will verbally report to LDT on the development status, necessary modifications of the specifications and any risk to the development progress. LPC shall provide LDT with copies of all documents and information concerning the attained development results except those which would violate third party rights.

4.5 LPC shall fulfill its obligations to perform the development activities by exploiting newest state of the art technology and utilizing the know-how and experience at its disposal to the extent not in violation of any law, rule or regulation, or the rights of any third parties.

4.6 The results of the development activities shall be written in technical documentation, including construction drawings, which shall be provided to LDT upon termination of the Basic Program and the Option Program; provided, however, if disclosure of any of the information to be provided by LPC pursuant to this section would violate third party rights, LPC shall have the right to exclude such information from such documentation.

4.7 LDT will receive the developed prototypes as described in Annex A [***] within the agreed time frame as set forth in Annex B. but subject to delays beyond the reasonable control of LPC. Documentation as described in Section 4.6 will be delivered to LDT concurrent with the prototypes. Upon delivery the above items become the property of LDT.

                       *CONFIDENTIAL TREATMENT REQUESTED

SECTION 5: CHANGES OF THE SPECIFICATION

5.1 LDT has the right, during the development activities, to make changes in the specifications as set forth in Annex A, to the extent such modifications are both necessary and possible, but subject to the agreement of LPC. Before a modification desired by LDT is implemented,the parties shall agree in writing, whether such change requires (1) a reduction or increase of costs and/or (2) a chance in the time schedule set forth in Annex B. If the parties are not able to agree, such failure shall not Give use to the other party's right to terminate the Agreement with cause.

5.2 LPC may request chances to the specifications set forth in Annex A due to unforeseen events or other reasons beyond the reasonable control of LPC, subject to agreement of LDT. Before proposed changes are implemented, both parties shall agree in writing as to the terms of the chance, the appropriate increase or decrease in price and the modification in the time schedule set forth in Annex B, as necessary.

SECTION 6: ACCEPTANCE

6.1 LPC shall submit to LDT the development results in accordance with the milestones schedule set forth in Annex B, subject to delays beyond the reasonable control of LPC. LDT shall test the RGB laser prototypes delivered by LPC at the end of the Basic Program and the system delivered at the end of the Option Program.

6.2 The prototypes and the system will be considered as conforming to specification. unless within 20 days after submission. LDT submits to LPC in writing a specific, detailed complaint. In the event that LPC receives such a complaint, LPC shall respond to the complaints within 20 days and, if necessary, to repair, replace, or otherwise correct any deviation from specifications within a mutually agreed upon period of time.

6.3 If the deviations are not correctable or a deviation from specification is not possible, the parties will discuss whether the Development Program may be continued by adaptation of specification under terms and conditions mutually agreed upon, or shall be terminated. In the event that LDT decides to terminate the development activities caused by non-fulfillment of the specification according to Annex A, [***] except as provided in Section 9.3).

6.4 Development costs paid to LPC in accordance with successfully accomplished milestones are [***].

SECTION 7: IMPLEMENTATION DATES

7.1 Contractually agreed upon implementation dates of LPC according to Annex B are binding fixed dates, unless the circumstances specified in Section 7.2 occur. The parties will inform each other as soon as possible about any fact which such party believes could adversely impact the time schedule set forth in Annex B and will initiate any reasonable step to avoid such time delay.


                       *CONFIDENTIAL TREATMENT REQUESTED

7.2 Implementation dates will be extended by a suitable period, to be upon in each individual case, if unforeseen events beyond the reasonable control of LPC occur, including without limitation force majeure events.

7.3 If the implementation dates set forth in Annex B are exceeded by more than 30 days for reasons which are not beyond the reasonable control of LPC, LDT shall have the right to demand immediate fulfillment of said implementation no later than 60 days from the original implementation date. If LPC is still in arrears after expiration of said 60-day period, then at LDT's election it may extend the period for fulfillment or terminate the Agreement, stop further payments and withhold the last holdback amount, subject to the provisions of
Section 9.3.

7.4 Unless LPC is guilty of malfeasance or gross negligence, then LDT's sole remedy hereunder for any breach or failure under the Agreement shall be to terminate this Agreement, to stop additional payment, and withhold holdback amount per section 9.3.

SECTION 8: TERMINATION BY LDT

LDT has the right to terminate the Agreement at any time with cause or without cause. "With cause" shall not include a failure by LPC to fulfill or perform any of its obligations hereunder if such failure is beyond the reasonable control of LPC. If LDT terminates the Agreement without cause, then LDT shall pay to LPC the amount of development costs already incurred by LPC for development activities plus unavoidable termination costs of LPC. The unavoidable termination costs in no case shall be higher than [***]. All invoiced costs must be adequately documented by LPC. If LDT terminates this Agreement with cause, then, except as otherwise provided in Section 7.4, its sole remedy shall be to terminate this Agreement and withhold payment of any holdback amounts, subject to the provisions of Section 9.3.

SECTION 9:        DEVELOPMENT COSTS

9.1 The development costs of LPC for all development activities as defined in Annex A and B are fixed costs, except as mutually agreed to by the parties as follows and payable by LDT in advance for each phase:


Basic Program
-------------
9.1.1 Milestone I                     [***]
9.1.2 Milestone II                    [***]
9.1.3 Milestone III                   [***]
                                      -----
                                      [***]

Additional Program (in parallel to the Basic program)

9.1.4 Milestone IV                    [***]
9.1.5 Milestone V                     [***]
9.1.6 Milestone VI                    [***]
                                      -----
                                      [***]

                       *CONFIDENTIAL TREATMENT REQUESTED

9.2 In accordance with the MOU, LDT has paid to LPC a start up amount of [***]. This amount will be [***] for the first
Milestone according to Section 9.1.1

9.3 LDT will pay the development costs according to Section 9.1 for each Milestone program as defined in Annex B [***]. [***] will be paid by LDT to LPC in the event that LDT decides, after reviewing the development results of the specific milestone program, to proceed with the next milestone or, in the event that LDT terminates the Agreement without cause. If LDT elects to terminate because LPC has not met a milestone, yet the milestone has been partially met (for example, blue and green portion is met, red portion is not met), then LDT will [***] which can be [***] of the milestone. Similar considerations apply at the end of the Development Program.

9.4 LDT will review the development results of each milestone within [***] of submission by LPC, but agrees that LPC shall proceed with its development activities with respect to the next milestone in order to avoid any time delay. In the event that LDT terminates the Agreement after such review, then such termination shall be a termination without cause pursuant to Section 8 thereof. Failure to notify within [***] will be deemed an approval to proceed with the next milestone.

9.5 LDT shall make payments in US-Dollars immediately upon approval or deemed approval for proceeding with the next milestone.

SECTION 10: DEVELOPMENT RESULTS AND PROTECTIVE RIGHTS

10.1 Other Technology and Other Patents of LPC shall remain in the sole ownership of LPC and LDT shall not succeed to any interest therein by the virtue of this Agreement or the activities contemplated hereunder. LPC agrees, that in the case that LPC cannot or does not wish to fulfill the supply needs (in respect to commercially reasonable prices, volume, delivery time and quality) of LDT, its Affiliates and/or LDT Licensees such that a second source for such products is required or two years after the end of development program LDT decides that a second source is necessary. Then LPC will grant to another manufacturer necessary licenses, provided reasonable terms and conditions can be agreed upon, including without limitations royalties payable to LPC.

10.2 All Project Technology and all Project Intellectual Property shall be jointly owned by LDT and LPC, except as otherwise provided herein. With respect to patents and patent applications included within the Project Intellectual Property the inventions covered thereby shall be jointly owned by the parties and LPC shall be responsible for (i) filing the patent applications first in USA and later on in other foreign countries as mutually agreed upon by both parties, and (ii) preparing for execution such documents as required to vest ownership jointly in LPC and LDT.

10.3 Except as otherwise provided herein the parties will [***] related to the formal protection of Project Intellectual Property.

                       *CONFIDENTIAL TREATMENT REQUESTED

10.4 At least three months before the one year priority period after filing of patent applications in USA the parties will decide about the filing of corresponding applications in other countries. If a party decides not to participate in the filing of a patent application in USA or later on in any other country the other party has the right to do it in its own name and must [***] to the respective patent application. In such case the party acting as sole applicant owns all rights in such patents and patent applications, and the nonparticipating party agrees to cooperate as necessary to allow the other party to obtain patent protection, such as reviewing applications and signing documents associated therewith.

If one party decides at any time to not further participate in the [***] for patents and patent applications according to Section 10.3, then that party must notify the other party in writing, and subsequent thereto, if the other party decides to continue [***] the patent or patent application then such party will become the [***] of the patent applications and patents resulting therefrom and will [***]. The notifying party agrees to perform all necessary tasks, including executing necessary documents to [***] to the [***] and the [***] will not be required to [***] the notifying party for previously [***], and the [***] has no responsibility to [***] for such patents to the other party and such patent is no longer Project Intellectual Property.

10.5 LPC shall take all efforts necessary to protect any invention arising during the development activities. LPC will inform LDT as soon as possible about any invention and to the extent patentable both parties will cooperate in the preparation, filing and prosecution of mutually owned patent applications in USA and any other country.

10.6 All Project Technology and Project Intellectual Property may be used without restriction by LPC for its LPC Business Field and by LDT for its LDT Business Field. Neither party shall be required to account to the other party for such use and both parties agree not to interfere in the business activity reserved for the other party as described above.

10.7 In its reserved business activity each party has the right to grant sublicenses or user rights under the Project Technology and Project Intellectual Property jointly owned under terms and conditions which are subject to the sole discretion of the entitled party. User rights and sublicenses for Project Technology and Project Intellectual Property in common ownership for all other business fields may be granted by both parties under terms and conditions mutually agreed upon.

10.8 In undertaking to develop and in developing the Contract Products hereunder, LPC will not knowingly infringe any valid patent, copyright, trade secret right or any other intellectual property right of any third party except for any exceptions listed in Annex C, which may be amended from time to time by mutual agreement. The parties will inform each other immediately about any third party Intellectual Property Right which comes to the knowledge of the party and which could be infringed by manufacturing use or sale of Contract Products or License Products.



                       *CONFIDENTIAL TREATMENT REQUESTED

10.9 LPC will use best efforts to a) avoid any infringement of third party patents or, if this is not possible, b) to design around or, c) to obtain a license under such third party patents. LDT and LPC will agree to any amendments to the Agreement necessary to ensure that technology used in the Development Project does not infringe upon existing valid patents.

SECTION 11: PRODUCTION OF CONTRACT PRODUCTS

11.1 LPC takes the obligation to manufacture and sell the developed Contract Products and License Products [***] in the necessary quantities and quality under reasonable and marketable but in any case most favorable supply and price conditions for like product and quantity. For the delivery of Contract Products and License Products in quantities the parties will close separately corresponding supply agreements.

11.2 LPC has the right to sell Contract Products and License Products to any third party. For sales to companies which are not Affiliates of LDT or LDT Licensees [***]. In such case LDT shall receive for [***]:

                  - [***] of the net sales price of the sold Contract Products and License Products by LPC up to a total volume of [***].

                  - [***] of the net sales price of the sold Contract Products and License Products for volume beyond [***].

The royalty payments are valid for only [ *** ] from the end of the Development Project, as far as Project Technology is concerned, and for the lifetime of patents as far as Project Intellectual Property is concerned. Net sales price shall mean [ *** ].

11.3 Commencing with the [ *** ], and each [ *** ] thereafter, within [ *** ] days after the end of each [ *** ]. LPC shall [ *** ].

11.4 LDT shall have the right to have an independent third party accounting firm acceptable to both parties, audit LPC's compliance with the terms of this Agreement upon reasonable notice to LPC. Such audit shall be conducted not more than once a year. The auditor shall not disclose any financial information but shall only state that the remitted royalty payments were correct or that a credit or additional amounts are due and owing. LPC shall maintain and retain appropriate records for three (3) years after the end of each accounting year. If payment of royalties are underpaid by [ *** ] or more, then LPC shall pay the costs for the audit. Otherwise, the audit costs shall be paid by LDT. Any additional payments shall be made within [ *** ] days of the audit. Any credit shall be credited with the [ *** ] under this Agreement.


                       * CONFIDENTIAL TREATMENT REQUESTED

SECTION 12: COMPETITIVE PROHIBITION

LPC agrees, for the duration of the Development Project plus an additional two year periods, not to develop or deliver Contract Products or License Products to be used in payment applications based on or substantially similar to the LDT Product for any third party without prior approval of LDT. Any publication of the existence and content of this Agreement, the development results or the intention to start series production for LDT respectively, its Affiliates or its LDT Licensees is only allowed after prior written approval of LDT.

SECTION 13: CONFIDENTIALITY

13.1 It may become necessary during the course of this Agreement for a party to disclose to the other Confidential Information. Written Confidential Information shall be clearly labeled "Proprietary", "Confidential", or the like. Oral, visual or machine readable Confidential Information shall be so identified at the time of disclosure and summarized within (30) days of the disclosure by the disclosing party in writing to the receiving party.

13.2 The receiving party shall maintain all such Confidential Information in confidence and shall not disclose it to a third party without the prior written consent of the disclosing party.

These nondisclosure obligations shall terminate ten (10) years after receipt of such information. This section 13.2 shall survive the expiration or any termination of this Agreement.

13.3 Project Technology shall not be considered as Confidential Information related to LDT as far as no Other Technology is involved. LDT has the right to provide Confidential Information to its Affiliates and LDT Licensees as far as this is necessary for the introduction and commercialization of Contract Products respectively, any equipment containing such Contract Products, except that when such Confidential Information would violate third party rights, then LPC's permission to provide the Confidential Information is required.

SECTION 14: REPRESENTATIONS

LPC and LDT, each for itself, represents and warrants that it is duly organized, existing and in good standing under the laws of its applicable jurisdiction, with full power and authority to enter into this Agreement and to perform its obligations herein and under any instrument executed pursuant hereto, except for any exceptions listed in Annex C. LPC and LDT represent and warrant that the execution of this Agreement and the performance of its obligations herein and under any instruments executed pursuant hereto have been duly authorized by all necessary action and do not and will not conflict with, result in a violation of, or constitute a default under any provision of any Agreement binding upon it or restricting the use of its properties, or of any law, regulation or court order applicable to it, except for any exceptions listed in Annex C.

SECTION 15: TERM AND TERMINATION

15.1 This Agreement becomes effective retrospective on July 1, 1996 with the signature of both parties and shall continue until [***.] Section 10, 11 and 12 shall survive the termination of the Agreement for the lifetime of Contract Products, License Products, and Project Intellectual Property. Section 13 shall survive according to the stipulation in Section 13.

15.2 LDT may terminate the Agreement at any time according to the stipulation in
Section 8.

15.3 If a party breaches this Agreement and fails to cure said breach within 30 days of written notice from the non-breaching party, the non-breaching party may terminate this Agreement upon 45 days advance notice of termination. If the breaching party reasonably requires more than 30 days to cure the breach, the 30 day period shall be extended as reasonably necessary, provided that the breaching party is diligent in pursuing the cure to completion. Such termination shall be in addition to any other relief and remedies to which the non-breaching party may be entitled.

SECTION 16: PLACE OF PERFORMANCE

Place of performance for all development activities according to this Agreement by LPC is San Diego, California, USA, and/or other locations as the parties may mutually agree.

                       * CONFIDENTIAL TREATMENT REQUESTED

SECTION 17: JURISDICTION AND DISPUTE RESOLUTION

The rights and obligations of the parties under this Agreement shall be covered by and construed under the laws of the State of California, including its Uniform Commercial Code. Any dispute or claim arising out of this Agreement shall be finally settled by binding arbitration in San Diego, California by one
(1) arbitrator, which arbitration shall be administered by and in accordance with the then existing Rules of Practice and Procedure of Judicial Arbitration and Mediation Services, Inc. ("JAMS"), or a similar organization to be mutually agreed upon by the parties. Such arbitration shall be governed by the substantive laws of the State of California, without reference to conflict of law principles. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

SECTION 18: SEVERABILITY

In case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein; provided that such invalid, illegal or unenforceable provisions shall firsts be curtailed, limited or amended to the extent necessary to remove such invalidity, illegality or unenforceability with respect to the applicable law as it shall then be applied. This provision shall be enforced to the extent that it is enforceable.

SECTION 19: FINAL PROVISION

19.1 Neither party has the rights nor the power to assign this Agreement without first obtaining the written consent of the other party except to the assignment to an Affiliate of the respective party. Such consent shall not be unreasonably withheld. Such consent is deemed given if the assignment is to a person or entity which purchases or acquires substantially all of the business assets of a party. Any assignee must deliver to the other party a written acceptance of this Agreement and the assigning party's obligations thereunder.

19.2 This Agreement constitutes the final and complete agreement between the parties concerning the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, written or oral, between the parties with respect thereto, including, without limitation, the MOU. Any modification, revision or amendment of this Agreement shall not be effective unless made in a writing executed by both of the parties.

19.3 All notices, requests, demands and other communications hereunder shall be in writing and shall be sent by registered certified mail, return receipt requested, or by commercial courier or by facsimile transmission to the parties at the addresses set forth at the beginning of the Agreement, or to such other person and place as either party shall designate for itself by notice to the other party.

19.4 To the extent that any version of the Agreement exists in a language other that English, the English version shall be controlling and represent the agreement of the parties.






LASER POWER CORPORATION                         LDT GmbH & Co.
                                                Laser-Display-Technologie KG

Gera, the  20th September 1996                  Gera, the  Sept. 20th, 1996
          ----------------------                          --------------------
Signature  /s/ GLENN H. SHERMAN                 Signature  /s/ BERNHARDT DETER
          ----------------------                          --------------------
Name    Glenn H. Sherman                        Name   Bernhardt Deter
     ---------------------------                     -------------------------
Title   CEO                                     Title    General Manager
      --------------------------                      ------------------------

                                     ANNEX A

                   Laser Power Corporation Company Proprietary




                             REQUIREMENT DEFINITION





                                   [ * * * ]




                   Laser Power Corporation Company Proprietary




                       * CONFIDENTIAL TREATMENT REQUESTED

                  Laser Power Corporation Company Proprietary

                                     TABLE I
                                     ANNEX A

                          RGB MICROLASER SPECIFICATION


                                   [ * * * ]


                   Laser Power Corporation Company Proprietary



                       * CONFIDENTIAL TREATMENT REQUESTED

                                     ANNEX B

                   Laser Power Corporation Company Proprietary





                                   [ * * * ]






                   Laser Power Corporation Company Proprietary



                       * CONFIDENTIAL TREATMENT REQUESTED

                   Laser Power Corporation Company Proprietary




                                   [ * * * ]




                   Laser Power Corporation Company Proprietary



                       * CONFIDENTIAL TREATMENT REQUESTED


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                   Laser Power Corporation Company Proprietary




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                   Laser Power Corporation Company Proprietary



                       * CONFIDENTIAL TREATMENT REQUESTED




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                                PROGRAM SCHEDULE
                              ANNEX B - TABLE  II
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* CONFIDENTIAL TREATMENT REQUESTED
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                   Laser Power Corporation Company Proprietary





                                     ANNEX C





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                                      -23-
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                   Laser Power Corporation Company Proprietary


                                     ANNEX C

United States patent number 4,809,291 entitled "Diode Pumped Laser and Doubling to Obtain Blue Light" covers certain blue laser technology (the "Stanford Patent"). LPC's blue microlaser may infringe upon the Stanford Patent.

LPC is at present working on various means to avoid infringement of the Stanford Patent in the future, including licensing and design-around, and holds a good faith belief that a satisfactory solution will be found, but can give no guarantee that this will be the case.

While LPC has demonstrated a high degree of competency in performing research and development on microlasers and microlaser-based display systems, it has little experience manufacturing products based on these technologies. Although LPC believes it will be able to successfully manufacture volumes of microlasers necessary to fulfill the needs of LDT, its Affiliates, and its Licensees, LPC can give no guarantee that this will be the case.

The field of diode pumped solid-state lasers is rapidly growing, and there may be issued or pending patents of which LPC is not aware upon which LPC microlaser technology infringes. If LPC becomes aware of such patents, LPC believes it can obtain licenses or design around such patents, but LPC can give no guarantee that this will be the case.



                   Laser Power Corporation Company Proprietary

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